SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                   FORM 8-K

                Current Report Pursuant to Section 13 or 15(d)
                  of the Securities and Exchange Act of 1934
              Date of Report (date of earliest event reported):
                              September 11, 1996
                    SCIENTIFIC SOFTWARE-INTERCOMP, INC.
            (Exact name of registrant as specified in its charter)
              Colorado          0-4882          84-0581776
(State or other jurisdiction of incorporation)          (Commission File No.)
                          (IRS Employer Identification No.)


1801  California  Street,  Suite  295,  Denver,  Colorado
                    80202
(Address  of  principal  executive  offices)                    (Zip  Code)





                                 (303) 292-1111
             (Registrant's telephone number, including area code)

                                 Not applicable
        (Former name or former address, if changed since last report)

Items  1  -  4.          Inapplicable.
Item  5.          Other  Events
Scientific Software-Intercomp, Inc. announced 11 September 1996 that they have signed a Letter of Intent with Smedvig a.s. (Oslo, Norway) for the acquisition of substantially all of the assets of Scientific Software-Intercomp by Smedvig. A copy of the Letter of Intent is attached to this Form 8-K as Exhibit A. The transaction will involve the payment of $23 million cash by Smedvig and its assumption of liabilities other than those for long-term debt, for settlement of the class action against Scientific Software-Intercomp, Inc. and for resolution of the rights of its outstanding preferred stock. The letter of intent also provides for Scientific Software-Intercomp, Inc. to retain its presently existing accounts receivable from clients in Nigeria. The letter of intent is subject to due diligence, execution of a definitive contract and resolution of the class action and preferred stock matters. Completion of the acquisition is also subject to Scientific Software-Intercomp, Inc.'s receipt of a fairness opinion from Johnson Rice & Company and to approval by a majority of its outstanding voting shares.

Item  6
Item  7          Financial  Statements  and  Exhibits
          (a)          Inapplicable.
     (b)          Inapplicable.
     (c)          Exhibits
          Letter  of  Intent  dated  September  10,  1996
Item  8.          Inapplicable.

Date:  September  19,  1996                SCIENTIFIC SOFTWARE-INTERCOMP, INC.





     By:          /s/  George  Steel
          George  Steel,  Chairman  and  Chief  Executive  Officer

                              September 10, 1996



VIA  FACSIMILE
Smedvig  Technology  a.s.
Gamle  Forusvei  17
PO  Box  172
N-4033  Forus,  Norway

Attention:    Mr.  Torkell  Gjerstad

Gentlemen:

          This letter will set forth the terms of our preliminary agreement for the acquisition of Scientific Software-Intercomp, Inc. ("SSI") by Smedvig Technology a.s. ("Smedvig"). These preliminary terms have been approved by the Board of Directors of SSI and discussed with the principal investors in SSI.

               Smedvig shall acquire all of the assets of SSI other than its presently existing accounts receivable from clients in Nigeria. In addition, Smedvig shall assume all of the liabilities of SSI other than liabilities (i) to Lindner Dividend Fund, A Series of Lindner Investments, Renaissance Capital Partners II, Ltd. and Bank One, Colorado, N.A., (ii) to Halliburton Company with respect to its preferred stock of SSI, (iii) to the members of the class in the Wolf class action litigation and (iv) which may not have been disclosed to Smedvig pursuant to customary contractual disclosure provisions.

               The consideration payable by Smedvig to SSI shall be $23,000,000 in cash due at the closing of the acquisition.

               Smedvig's obligation to complete the acquisition of SSI is conditioned upon execution of a customary definitive acquisition contract with SSI containing conventional representations and warranties and appropriate disclosure schedules, together with the satisfactory completion of Smedvig's due diligence in connection with such disclosure schedules, and upon the subsequent satisfaction of the conventional covenants and conditions set forth in such contract.

               SSI's obligation to complete the sale to Smedvig is conditioned upon:

     (i) execution of a customary definitive acquisition contract with Smedvig;

     (ii) completion of the pending settlement in the Wolf class action litigation against SSI;

     (iii) the receipt of an opinion from Johnson Rice & Company that the acquisition of SSI by Smedvig is fair to the shareholders of SSI from a financial point of view; and

     (iv) approval of the acquisition by a majority of SSI's outstanding voting shares.

               If the acquisition is not completed because a higher bid is made and accepted for the acquisition of SSI by a third party, SSI shall pay to Smedvig the greater of five percent of the $23,000,000 Smedvig price or one-third of the extent to which such higher bid exceeds the Smedvig price, but with the foregoing in no event to exceed 15 percent of the Smedvig price.

               If the acquisition of SSI by Smedvig is not completed because it is not approved by SSI shareholders for a reason other than the existence of a higher bid, or if the acquisition is not completed because of a breach of the definitive acquisition contract by SSI, SSI will issue to Smedvig an option to purchase 1,721,151 shares of SSI common stock (19.9% of 8,649,000 total shares outstanding as of June 30, 1996 per SSI's Form 10-Q) at a price of $1.00 per share. The option will have a term of nine months following any such disapproval or breach; will be protected by customary anti-dilution provisions; and the shares acquired by exercise of the option will be entitled to conventional registration rights.

               SSI  and  Smedvig  shall  endeavor  in good faith to complete a
definitive  acquisition  contract  on  or  before  October  14,  1996.    The
acquisition shall be closed as rapidly as practicable and in that respect Smedvig recognizes that it may not be possible for SSI to hold the meeting of its shareholders to approve the acquisition until the availability and circulation of its audited financial statements for some portion or all of 1996.

               Except for the commitments and obligations set forth in paragraphs 9 and 10 of this letter, SSI and Smedvig acknowledge that neither party shall be legally bound to complete the acquisition until the execution of the definitive acquisition contract, after which the provisions of such contract shall govern. Prior to such definitive contract, and as a condition thereto, SSI shall enter into a mutually acceptable agreement with Halliburton Company for the retirement of the SSI preferred stock held by it.

               SSI  and  Smedvig  shall  hold  the  contents of this letter in confidence until they mutually agree to disclosure, except as disclosure may otherwise be required by applicable law. SSI and Smedvig shall also reasonably cooperate with one another on the contents of such disclosure. In addition to the foregoing, SSI and Smedvig shall shortly after the execution of this preliminary agreement execute mutually acceptable confidentiality agreements of general application in connection with the acquisition and the
information    to  be  exchanged  with  respect  thereto.

               Until the earlier of October 14, 1996 or the execution of the definitive acquisition contract, SSI will not directly or indirectly, through any officer, director or agent of SSI or otherwise, (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any corporation, partnership, person or other entity or group relating to any acquisition or purchase of assets of, or any equity interest in, SSI or any subsidiary thereof or any merger, consolidation or business combination involving SSI or any subsidiary thereof (each an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding the foregoing or furnish to any person or entity information concerning SSI or any of the foregoing or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing, unless with respect to clauses (ii) and (iii) the Board of Directors of SSI believes, on the basis of advice of counsel, that the failure to take such actions would constitute a breach of applicable fiduciary duties. SSI further agrees that it will suspend any pre-existing discussions involving any Acquisition Proposal.

          If this letter correctly sets forth our preliminary agreement, please sign and return the attached copy thereof.

                         Very  truly  yours,

                         SCIENTIFIC  SOFTWARE-INTERCOMP,  INC.


                         By:          /s/  George  Steel
                              Chairman  of  the  Board  of  Directors


SMEDVIG  TECHNOLOGY  a.s.


By:          /s/  Torkell  Gjerstad